SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ____________

                                   Form 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 ____________

                     November 26, 2002 (November 26, 2002)
               Date of Report (Date of Earliest Event Reported)


                         NORFOLK SOUTHERN CORPORATION
              (Exact Name of Registrant as Specified in Charter)


            Virginia                      1-8339                52-1188014
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
Incorporation or Organization)                              Identification No.)


        Three Commercial Place
           Norfolk, Virginia                                   23510-2191
(Address of Principal Executive Office)                        (Zip Code)


                                (757) 629-2600
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events and Required FD Disclosure.

         On November 26, 2002, the Board of Directors of Norfolk Southern Corporation (the "Corporation") approved an amendment to the Rights Agreement (the "Rights Agreement"), dated as of September 26, 2000, between the Corporation and The Bank of New York, as Rights Agent to change the expiration date of the Rights Agreement from September 26, 2010 to November 26, 2002. As a result of this action, the preferred purchase rights granted under the Rights Agreement will expire effective as of November 26, 2002.

         The terms of the amendment to the Rights Agreement are set forth in the Amendment to Rights Agreement (the "Amendment"), dated as of November 26, 2002, between the Corporation and The Bank of New York, a copy of which is being filed as an exhibit hereto and is incorporated herein by reference.

         In addition, a press release issued by the Corporation in connection with the Amendment is also being filed as an exhibit hereto and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.       Exhibit

        4 Amendment to the Rights Agreement, dated as of November 26, 2002, between the Corporation and The Bank of New York.

    99.01         Press Release, dated November 26, 2002, issued by the
                  Corporation.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NORFOLK SOUTHERN CORPORATION


                                                 By: /s/ Dezora M. Martin
                                                     -----------------------
                                                    Name:  Dezora M. Martin
                                                    Title: Corporate Secretary

Date:  November 26, 2002



                               INDEX TO EXHIBITS



        Exhibit No.          Exhibit

             4 Amendment to Rights Agreement, dated as of November 26, 2002, between the Corporation and The Bank of New York.

           99.01 Press Release, dated November 26, 2002, issued by the Corporation.